Consent of Independent Registered Public Accounting Firm

The Board of Directors

Interactive Intelligence Group, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-33772, 333-87919, 333-110866, 333-116006, 333-33734, 333-129732, 333-134427, 333-151701, 333-167469, and 333-190481) on Form S-8 of Interactive Intelligence Group, Inc. of our report dated February 27, 2015 with respect to the consolidated balance sheets of Interactive Intelligence Group, Inc. as of December 31, 2014 and 2013 and the related consolidated statements of operations and comprehensive income (loss),  shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2014, the consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2014, which report appears in the December 31, 2014 annual report on Form 10-K of Interactive Intelligence Group, Inc.

/s/ KPMG LLP

Indianapolis, Indiana

February 27, 2015